SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities

Act of 1934

Date of Report (Date of earliest event reported) May 1, 2001

USBANCORP, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania 0-12204 25-1424278

(State or other (commission (I.R.S. Employer

jurisdiction File Number) Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa. 15901

(address or principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Form 8-K

Item 5. Other Events.

USBANCORP, Inc. (the "Registrant") announced at its annual shareholders meeting that it intends to expand eastward by opening a new office in the state capitol. For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

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Exhibit 99.1 Press release dated April 24, 2001, announcing that USBANCORP, Inc, which will be renamed AmeriServ Financial, Inc. on May 7, 2001, plans to expand eastward by opening a new office in the state capitol.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USBANCORP, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: May 1, 2001

Exhibit 99.1

USBANCORP, Inc. Announces Plans

To Open Harrisburg Branch Office

JOHNSTOWN, PA -- USBANCORP, Inc. (NASDAQ: UBAN), which will be renamed AmeriServ Financial, Inc. on May 7, 2001, today announced plans to continue its geographic expansion eastward by opening a new office in the state capitol. The full service office will primarily cater to the financial needs of union organizations and their members in Harrisburg and Dauphin county, and will be AmeriServ Financial's first specialty branch office primarily focused on services to unions. The office opening, subject to regulatory approval, is scheduled for August.

The branch will be located at the corner of Third and State Streets. The bank separated from non-unionized affiliate Three Rivers Bank in April 2000, in part to promote their own union affiliation and to attract greater union business. The specialty office will service any business, individual, or organization whether union or non-union. The uniqueness of the specialty office is the chosen location within an area of concentrated union presence, the offering of tailored financial services to meet union needs as delivered by union bankers, and the dedicated outreach calling program to build union business. AmeriServ Financial is one of only 13 union affiliated banks in the country. Nearly 70 percent of the bank's employees are represented by United Steel Workers of America (USWA) Local 2635-06-07.

Included in the unique union services available through the new office are the ERECT and BUILD Funds. These Funds pool union retirement dollars, investing them into construction projects which create new jobs for the union trades. AmeriServ Financial's trust affiliate, AmeriServ Financial Trust and Financial Services Company (formerly USBancorp Trust and Financial Services Company), administers the ERECT and BUILD Funds. The office will also provide more traditional financial services customized for individual union members.

The Harrisburg office will be the closest bank to the state capitol building, according to AmeriServ Chairman, President and CEO Orlando B. Hanselman.

"We will be located immediately across from the capitol building in Harrisburg. The location is convenient for everyone working in the capitol or the downtown Harrisburg area," he said.

Harrisburg is currently the headquarters for several unions and the Pennsylvania AFL-CIO. In addition to the Pennsylvania AFL-CIO, the largest unions with headquarters and members in Harrisburg include the PSEA, PSSU Local 668, AFSCME, SEIU, USWA, Plumbers and Pipefitters Local 520, CWA Local 13000, Bakery and Confectioners Local 464, and the Greater Harrisburg Central Labor Council. President William M. George of the Pennsylvania AFL-CIO is eager to see the opening of a financial services office that specializes in service to unions and their members.

"This is a great opportunity for all working families in and around Harrisburg. The working family now has access to a financial services company with a reputation for convenience and meeting customer needs," said George from the Harrisburg offices of the Pennsylvania AFL-CIO. "We are proud to have played a role in attracting AmeriServ Financial, and their experience with working families, to the state capitol."

Plans call for an automated teller machine to be installed at the Harrisburg AmeriServ Financial office building.

The Harrisburg office continues AmeriServ Financial's previously stated strategic plans for expansion with emphasis on marketing their unique union affiliation.

"We have reached an important time for growth and expansion of our company," said Hanselman. "This announcement brings us closer to our goal of delivering market leading convenience to a broader audience in new service areas," said Hanselman. "We will continue to seek out union business and expansion opportunities wherever they best match our customers' needs and our strategic goals as a company."

Paul Bayush, USWA Local 2635-06 unit president and an AmeriServ Financial employee, has been working with his union and management to attract union business. The Harrisburg office announcement is an important step toward further enhancing AmeriServ Financial's relationship with unions, according to Bayush.

"Opening a union specialty office in Harrisburg brings AmeriServ Financial to an area with a high concentration of unions and members. We are taking our union niche program to a new level with this announcement," said Bayush.

The new Harrisburg office will employ five employees including a commercial lending/leasing officer, branch office leader and customer service representatives.

The opening of the Harrisburg office will coincide with the launch of a fully transactional Internet site. The Internet site will support AmeriServ Financial's expansion into new geographic areas. AmeriServ Financial's Call Center also expanded their person-to-person toll-free service hours last year, providing additional convenience to customers from any location.

AmeriServ Financial, Inc., a financial holding company (pursuant to the Gramm-Leach-Bliley Act), is the parent of AmeriServ Financial and AmeriServ Trust & Financial Services in Johnstown, Standard Mortgage Corporation in Atlanta, Georgia, AmeriServ Associates of State College, and AmeriServ Life Insurance Company in Arizona.

The Company's AmeriServ Mortgage subsidiary also has retail mortgage operations based in Greensburg, State College, and Altoona. The AmeriServ Financial, Inc. customer reach is extensive beyond its primary dominant market of Cambria and Somerset Counties. Standard Mortgage Corporation has mortgage servicing operations in Atlanta, Georgia. AmeriServ Associates, the consulting subsidiary, has financial services industry clients which are located in Pennsylvania, Ohio, and Florida. AmeriServ Trust and Financial Services Company, with $1.4 billion of client assets under management, has union investor clients in Pennsylvania, Ohio, Michigan, West Virginia, and Indiana. The new AmeriServ Financial, Inc. will trade on the NASDAQ Stock Exchange under the symbol ASRV beginning May 7, 2001.